Exhibit 10.20

VIRGIN MOBILE USA

2008 INCENTIVE PLAN DOCUMENT

Article I

Establishment and Purpose

1.1	Establishment

The Virgin Mobile USA 2008 Incentive Plan (“Plan”) is hereby established by Virgin Mobile USA, L.P. (the “Company”) on March 13, 2008 and approved by the Compensation Committee of Virgin Mobile USA, Inc. (the “Parent”) on that date.

1.2	Purpose

The purpose of the Plan is to reward employees for positively impacting business results. The Plan shall improve the alignment between pay and performance by providing opportunities to reward employees for their key contributions and to foster the retention of employees of the Company. Objectives of the plan are to encourage performance that is aligned with shareholder expectations and to maximize the performance orientation and line of sight for Plan participants through incentive compensation.

Article II

Definitions

For the purposes of the Plan, the following terms are defined as set forth below:

2.1	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

2.2	“Affiliate” means, with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest. As applied to Virgin and any transferee of Virgin only, the term Affiliate shall include, without limitation, (i) Richard Branson, (ii) any trust or other entity created by Richard Branson, the principal beneficiaries of which are Richard Branson and/or members of his family, (iii) any spouse of Richard Branson or any lineal descendants (whether natural or adopted) of Richard Branson’s grandparents and their spouses, (iv) any personal representative of Richard Branson or any of the Persons referred to in (iii) above acting within that capacity and (v) any Person which is directly or indirectly controlled by any Person referred to in (i) through (iv) above or by any combination of them.

2.3	“Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.

2.4	“Annual Incentive Award” means any cash Award granted to a Participant pursuant to Section 5 hereof.

2.5	“Award” means any Annual Incentive Award, Mid-Term Incentive Award or Sales Incentive Award granted to a Participant under the Plan. All Awards shall be subject to the terms and conditions of the Plan.

2.6	“Beneficial Owner” means a ‘beneficial owner’, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

2.7	“Board” means the Board of Directors of the Parent.

2.8	“Cause” means (A) for any Participant who has an employment agreement with the Company or any of its Affiliates, the definition of “Cause” in such agreement if so defined or (B) for any Participant not described in (A), a termination of Employment based on (i) the Participant’s material breach of any provision of the Participant’s employment agreement, if any, and/or the written policies of the Company; (ii) the Participant’s conviction of any felony crime, any crime involving moral turpitude (whether or not a felony) or the commission of any other act (criminal or otherwise) involving dishonesty or willful misconduct either causing or recklessly risking any discredit or injury to the Company; (iii) the failure or refusal of the Participant to follow lawful directives of the Board or officers of the Company; (iv) willful malfeasance or misconduct by the Participant in connection with funds or property of the Company, whereby the Participant attempts willfully to obtain any personal profit from any transaction in a manner adverse to the interests of the Company, or any other willful or grossly negligent and material breach of the Participant’s agency or fiduciary duties owed to the Company; (v) any material failure or inability of the Participant to substantially perform the Participant’s duties, other than resulting from involuntary physical or mental incapacity; or (vi) the material breach of the terms of any non-compete, non-solicitation or confidentiality provisions to which the Participant is subject (including, without limitation, the Employment Responsibilities Agreement); provided, however, that no termination pursuant to the foregoing clauses (i), (iii), (v) and (vi) shall be for “Cause” unless and until the Participant fails to cure any such event within 30 days following written notice by the Company that includes reasonable detail of such event. For purposes hereof, no act or failure to act on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interests of the Company.

2.9	“Change in Control” means the occurrence of any of the following events:

(i)	the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Parent to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act) other than the Permitted Holders;

(ii)	any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all Shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Parent (or any entity which controls the Parent), including by way of merger, consolidation, tender or exchange offer or otherwise;

(iii)	the Parent’s Shares cease to be publicly traded on a national securities exchange or on NASDAQ following the occurrence of either (x) Sprint and its Affiliates or (y) Virgin and its Affiliates becoming the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all Shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Parent (or any entity which controls the Parent), including by way of merger, consolidation, tender or exchange offer or otherwise;

(iv)	a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Parent, unless securities representing more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Parent or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Parent immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(v)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors of the Parent, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

2.10	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.11	“Committee” means the Compensation Committee, or such other committee, or subcommittee of the Compensation Committee designated by the Board to administer the Plan.

2.12	“Company” means Virgin Mobile USA, L.P., and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; and any assignee of or successor to substantially all the assets of the Company.

2.13	“Compensation Committee” means the Compensation Committee of the Board.

2.14	“Disability” means ‘disability’ as defined in Section 409A of the Code.

2.15	“Effective Date” means the date on which this Plan is approved by the Compensation Committee.

2.16	“Employment” means a Participant’s employment relationship with the Company and its Affiliates.

2.17	“Good Reason” means (A) for any Participant who has an employment agreement with the Company or any of its Affiliates, the definition of “Good Reason” in such agreement if so defined or (B) for any Participant not described in (A), a voluntary termination of Employment within six (6) months after any of the following are undertaken without the Participant’s written consent (other than as a result of a termination of Employment by the Company): (a) the assignment to the Participant of any duties or responsibilities which result in a material diminution or adverse change of the Participant’s position and status of Employment, other than for documented performance reasons; (b) a relocation of the Participant’s principal place of business to a location more than fifty (50) miles from the current location at which the Participant performs duties, except for travel deemed necessary or advisable by the Company; (c) a reduction in the Participant’s annual base salary or annual bonus opportunity other than for documented reasons related to performance; or (d) any material breach by the Company of any provision of the Plan; provided, however, that no termination of Employment shall be a termination of Employment for Good Reason unless and until the Participant has given written notice to the Company of the Participant’s intention to voluntary terminate Employment within ninety (90) days of the occurrence of any such event and the Company fails to cure such event within thirty (30) days after receipt by the Company from the Participant of written notice describing in detail such events.

2.18	“Mid-Term Incentive Award” means any cash Award granted to a Participant pursuant to Section 6 hereof.

2.19	“Participant” means a person who satisfies the eligibility conditions set forth in this Plan and to whom an Award has been granted by the Committee under the Plan.

2.20	“Performance Cycle” shall mean the period established by the Committee during which any performance goals with respect to an Award are to be measured.

2.21	“Performance Metrics” mean the objectives against which performance shall be measured to meet shareholder expectations.

2.22	“Permitted Holder” means, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) Virgin or any of its Affiliates and (iii) Sprint or any of its Affiliates.

2.23	“Plan” means the Virgin Mobile USA 2008 Incentive Plan, as herein set forth and as may be amended from time to time.

2.24	“Retirement” means the Participant’s voluntary termination of Employment other than for Cause after the date on which the Participant has reached the age of 55 and has a total of at least ten years combined and continuous Employment with the Company.

2.25	“Sales Incentive Award” means any cash Award granted to a Participant pursuant to Section 7 hereof.

2.26	“Shares” mean shares of Class A common stock of the Parent.

2.27	“Sprint” means Sprint Spectrum L.P., a Delaware limited partnership.

2.28	“Termination due to Change in Control” means the termination of a Participant’s Employment by the Company without Cause or by the Participant for Good Reason, in either case within two (2) years following a Change in Control, unless such term is defined in the most recent Agreement applicable to a Participant, in which case the definition in such Agreement shall prevail.

2.29	“Virgin” means Virgin Group Investments Limited, a British Virgin Islands registered company.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

Article III

Administration

3.1	Committee Actions

The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

3.2	Committee Authority

Subject to applicable law, the Committee by-laws, and terms of the Plan, the Committee shall have the discretionary authority to:

(1)	Determine eligibility;

(2)	Determine the nature and amount of the Award;

(3)	Determine and/or amend at any time or from time to time, the terms and conditions of each Award granted hereunder;

(4)	Determine the permissible methods of Award payment within the terms and conditions of the Plan;

(5)	Adopt, amend, and rescind any administrative rules, guidelines, and practices as may be advisable in the administration of the Plan;

(6)	Appoint and compensate agents, counsel, auditors, or other specialists to aide in the discharge of duties;

(7)	Interpret the Plan and undertake such actions and make such decisions as it deems necessary and advisable to administer the intent of the Plan.

The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same time or different times.

3.3	Committee Determinations and Decisions

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and at any time (e.g., whether before, during, or at the end of a Performance Cycle). All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

3.4	Interpretation

Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan, any Award or any Agreement to the contrary, in the event that the Committee determines that any Award or Agreement may or does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award and/or Agreement (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award and/or Agreement from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to such Award and/or Agreement, or (ii) comply with the requirements of Code Section 409A. Notwithstanding anything herein to the contrary, if at the time of a Participant’s separation from service with the Company the Participant is a “specified employee” as defined in Section 409A of the Code (and any related regulations or other pronouncements thereunder) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following the Participant’s separation from service (or the earliest date as is permitted under Section 409A of the Code), at which point all payments deferred pursuant to this Section 3.4 shall be paid to the Participant in a lump sum.

Article IV

Eligibility

4.1	Eligible Employees

With respect to Annual Incentive Awards and Mid-Term Incentive Awards, all full-time and part-time Company employees shall be eligible to be designated, in the discretion of the Committee, a Participant of this Plan. This includes the Chief Executive Officer, Executive Officers, Senior Executives, Directors, Managers, and Associates. With respect to Sales Incentive Awards, all full-time and part-time Company employees in the Sales Department shall be eligible to be designated, in the discretion of the Committee, a Participant of this Plan. Temporary and contract employees are not eligible to participate in the Plan.

4.2	Terms and Conditions

A Participant must be actively employed on the day(s) that Awards are distributed to all Participants. New hires must be actively employed as a regular employee for at least two full months of the bonus performance cycle to qualify for a payout, which shall be pro-rated based on length of service. Participants must have satisfactory employment performance to be eligible for any payout under the Plan.

Article V

Annual Incentive Awards – Terms and Conditions

5.1	General

The Committee shall have the authority to grant an Annual Incentive Award under the Plan at any time or from time to time. An Annual Incentive Award consists of the right to receive cash as provided in an Agreement, subject to achievement of Performance Metrics as set forth in an applicable Agreement. An Annual Incentive Award shall be earned in accordance with the terms and conditions of an applicable Agreement over a Performance Cycle. Each Annual Incentive Award shall be subject to the terms and conditions of an applicable Agreement.

5.2	Size of Annual Incentive Award

The Committee shall have complete discretion to determine the size of the target Annual Incentive Award for each Participant; however it shall be calibrated by organizational level and influence over financial performance. The size of the target Annual Incentive Award for each six-month Performance Cycle shall be one-half the target Annual Incentive Award for a given Participant. A review of corporate, department, and individual performance (depending on the Participant’s organizational level as shown in Exhibit #1) over the Performance Cycle relative to the Performance Metrics specified in the applicable Agreement shall determine the size of the Award payout.

5.3	Earning Annual Incentives

Unless otherwise stated in the Agreement, a Participant’s receipt of cash pursuant to an Annual Incentive Award must be contingent on the attainment of the Performance Metrics set forth in the Plan and be subject to the terms and conditions set forth therein.

5.4	Performance Cycle

Unless otherwise stated in the Agreement, each Performance Cycle with respect to Annual Incentive Awards shall be six months. Two end-to-end Performance Cycles shall run in any given fiscal year, the first Performance Cycle to cover the first half of such fiscal year, and the second Performance Cycle to cover the second half of such fiscal year.

5.5	Payout Period

Unless otherwise stated in the Agreement, payouts of Annual Incentive Awards shall occur at the end of every six month Performance Cycle. With respect to a fiscal year, one such payout of Annual Incentive Awards shall occur in August of such fiscal year to cover the first two quarters of the fiscal year and the other such payout of Annual Incentive Awards shall occur in February of the next fiscal year to cover the second two fiscal quarters of the prior fiscal year, when the Company’s semi-annual performance can be reliably measured.

5.6	Performance Targets and Ranges

The Committee shall approve the Company objectives against which semi-annual performance shall be measured. Departmental objectives shall be related to the Company’s Performance Metrics, and shall be approved by the Company’s senior executives and the Chief Executive Officer.

Company financial targets shall balance earnings and customer growth, and have a reasonable probability of achievement to meet shareholder expectations. Each financial metric shall have a threshold level of performance below which payouts shall not occur and a maximum level of performance above which payouts shall not occur. Payouts shall range from 50% to 150% of the established target based on performance versus corporate, department, and individual objectives.

The Company financial metrics are shown in Exhibit #2.

5.7	Termination of Employment

Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided below, Annual Incentive Awards not yet earned shall be forfeited upon a Participant’s termination of Employment.

(1)	Termination by Death or Disability — In the event of a Participant’s termination of Employment during a Performance Cycle due to death or Disability, Annual Incentive Award(s) shall be paid out at the time of such termination of Employment at target level of performance on a pro-rata basis to the fraction of time served in the Performance Cycle versus the entire Performance Cycle; provided, however, no such Annual Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s termination of Employment due to death or Disability occurs. If a Participant’s termination of Employment occurs after the completion of the Performance Cycle, the payout of the Annual Incentive Award(s) shall be based on actual performance over the entire Performance Cycle and payment shall be made at the time other Participants receive payment with respect to Annual Incentive Awards.

(2)	Termination by Retirement — Unless otherwise provided in an Agreement or determined by the Committee, in the event of a Participant’s termination of Employment due to Retirement during a Performance Cycle, Annual Incentive Award(s) shall be paid out at the end of the Performance Cycle as if there had been no termination of Employment due to Retirement and the calculation of the amount payable shall be on a pro-rata basis to time served through the date such termination of Employment due to Retirement occurred over the Performance Cycle. If termination of Employment due to Retirement occurs after the completion of the Performance Cycle, the payout of the Annual Incentive Award(s) shall be based on actual performance over the entire Performance Cycle as if there had been no termination of Employment due to Retirement and payment shall be made at the time other employees receive payment with respect to Annual Incentive Awards.

(3)	Termination without Cause — Unless otherwise provided in an Agreement or determined by the Committee, in the event of a Participant’s termination of Employment by the Company without Cause during a Performance Cycle, Annual Incentive Award(s) shall be paid out at the time of such termination of Employment at a target level of performance on a pro-rata basis to the fraction of time served in the Performance Cycle versus the entire Performance Cycle; provided, however, no such Annual Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s termination of Employment without Cause or for Good Reason occurs. If such termination of Employment occurs after the completion of the applicable Performance Cycle, the payout of the Annual Incentive Award(s) shall be based on actual performance over the entire Performance Cycle and payment shall be made at the time other employees receive payment with respect to Annual Incentive Awards. If termination occurs due to performance reasons, no Annual Incentive Award(s) shall be paid out.

(4)	Termination due to Change in Control — Unless otherwise provided in an Agreement or determined by the Committee, in the event of a Participant’s termination of Employment due to a Change in Control (and within twelve (12) months of such change in control) during a Performance Cycle, Annual Incentive Award(s) shall be paid out at the time of such termination of Employment at a target level of performance in respect of the entire Performance Cycle; provided, however, no such Annual Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s termination of Employment due to Change in Control occurs. If such termination of Employment due to a Change in Control occurs after the completion of the applicable Performance Cycle, the payout of the Annual Incentive Award(s) shall be based on actual performance over the entire Performance Cycle and payment shall be made at the time other employees receive payment with respect to Annual Incentive Awards.

5.8	Additional Employment Provisions

The payout of an Annual Incentive Award shall be pro-rated if the Participant:

(1)	Is a new hire within any applicable Performance Cycle;

(2)	Is on leave for any portion of the year;

(3)	Experienced a change in base salary or target bonus within the fiscal year.

Pro-ration is based on the “15th of the Month Rule” as follows:

•	New Hires: If hired on or before the 15th of the month, then receive credit for the full month.

•	Leaves of Absence: If the leave of absence begins on or before the 15th of the month, then no credit for the month; if return on or before 15th of month receive credit for full month.

•	Base Pay or Target Changes: If change occurs on or before the 15th of the month, then change is credited for the full month.

Article VI

Mid-Term Incentive Awards – Terms and Conditions

6.1	General

The Committee shall have the authority to grant a Mid-Term Incentive Award under the Plan at any time or from time to time. A Mid-Term Incentive Award consists of the right to receive cash as provided in the applicable Agreement, subject to achievement of Performance Goals. The award shall be earned in accordance with the Agreement over an applicable Performance Cycle. Each award shall be subject to the terms of the Agreement.

6.2	Award Size

The Committee shall have complete discretion to determine the size of the target Mid-Term Incentive Award for each Participant; however it shall be calibrated by organizational level and influence over financial performance. Annual Company performance shall determine the size of the Mid-Term Incentive Award payout.

6.3	Earning Mid-Term Incentive Awards

Unless otherwise stated in the Agreement, receipt of cash with respect to a Mid-Term Incentive Award must be contingent on the attainment of the Performance Goals set forth in the Plan and be subject to the terms and conditions set forth therein. The Company Performance Metrics for the 2008 Plan year are shown as Exhibit #3.

6.4	Performance Period

Unless otherwise stated in the Agreement, the Performance Cycle for a Mid-Term Incentive Award shall be a one (1) year period.

6.5	Payout Period

Unless otherwise stated in the Agreement, the payout period with respect to a Mid-Term Incentive Award shall be twenty (20) months; 50% of such Mid-Term Incentive Award shall be paid fourteen (14) months after the Mid-Term Incentive Award grant date (i.e., two months after completion of the relevant Performance Cycle), when the Company’s annual performance can be reliably measured, and 50% shall be paid six (6) months thereafter for purposes of employee retention. Notwithstanding the foregoing, in no event shall a Mid-Term Incentive Award (or portion thereof) be paid to a Participant later than March 15 of the year following the year in which such payment would have otherwise been made pursuant to the preceding sentence.

6.6	Form of Settlement

The Committee shall provide the payout amount earned with respect to a Mid-Term Incentive Award in the form of cash.

6.7	Termination of Employment

Unless otherwise provided in an Agreement or determined by the Committee, and except as is otherwise provided below, the portion of Mid-Term Incentive Awards not yet paid shall be forfeited upon a Participant’s termination of Employment.

(1)

Termination by Death or Disability — In the event of a Participant’s termination of Employment during a Performance Cycle due to death or Disability, Mid-Term Incentive Awards shall be paid out at the time of such termination at a target level of performance on a pro-rata basis to the fraction of time served in the Performance

Cycle versus the entire Performance Cycle; provided, however, no such Annual Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s termination of Employment due to death or Disability occurs. In the event of a Participant’s termination of Employment due to death or Disability after the Performance Cycle but before payment of one or both payout installments of a Mid-Term Incentive Award, the installment payments shall become payable at the time of such termination of Employment (or as soon as practicable following the determination of the relevant Company financial information with respect to the Performance Cycle) based on actual performance; provided, however, no such Annual Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s termination of Employment due to death or Disability occurs.

(2)	Termination by Retirement — Unless otherwise provided in an Agreement or determined by the Committee, in the event of a Participant’s termination of Employment due to Retirement during a Performance Cycle, Mid-Term Incentive Awards shall be paid out at the end of the Performance Cycle as if there had been no such termination of Employment due to Retirement and the calculation of the amount payable pursuant to such Mid-Term Incentive Awards shall be on a pro-rata basis to time served over the Performance Cycle.

(3)	Termination without Cause or for Good Reason — Unless otherwise provided in an Agreement or determined by the Committee, in the event of a Participant’s termination of Employment by the Company without Cause, or for Good Reason during a Performance Cycle, Mid-Term Incentive Award(s) shall be paid out at the time of such termination of Employment at a target level of performance on a pro-rata basis to the fraction of time served in the Performance Cycle versus the entire Performance Cycle; provided, however, no such Mid-Term Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s termination of Employment without Cause or for Good Reason occurs. In the event of a Participant’s termination of Employment without Cause or for Good Reason after the Performance Cycle but before payment of one or both payout installments of a Mid-Term Incentive Award, the installment payments shall become payable at the time of such termination of Employment (or as soon as practicable following the determination of the relevant Company financial information with respect to the Performance Cycle) based on actual performance; provided, however, no such Mid-Term Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s termination of Employment without Cause or for Good Reason occurs. If termination occurs due to performance reasons, no Mid-Term Incentive Award(s) shall be paid out.

(4)	Termination due to Change in Control — Unless otherwise provided in an Agreement or determined by the Committee, in the event of a Participant’s Termination due to a Change in Control (and within twelve (12) months of such Change in Control) during or after a Performance Cycle (but before payment of one or both installment payments under a Mid-Term Incentive Award), Mid-Term Incentive Awards shall be paid out at the time of such termination of Employment at a target level of performance in respect of the entire Performance Cycle; provided, however, no such Mid-Term Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s Termination due to a Change in Control occurs.

Article VII

Sales Incentive Awards – Terms and Conditions

7.1	General

The Committee shall have the authority to grant a Sales Incentive Award under the Plan at any time or from time to time. A Sales Incentive Award consists of the right to receive cash as provided in the applicable Agreement, subject to achievement of performance goals. The award shall be earned in accordance with the terms of an applicable Agreement over a Performance Cycle. Each award shall be subject to the terms and conditions of an applicable Agreement.

7.2	Award Size

The Committee shall have complete discretion to determine the size of the target Sales Incentive Award for each Participant; however such Award shall be calibrated by organizational level and influence over financial performance. The size of the target Sales Incentive Award for each three (3)-month Performance Cycle shall be one-fourth (1/4) of the annual incentive target for a given Participant. A review of the department performance over the Performance Cycle relative to performance objectives shall determine the size of the Sales Incentive Award payout.

7.3	Earning Sales Incentives

Unless otherwise stated in the applicable Agreement, receipt of cash pursuant to a Sales Incentive Award must be contingent on the attainment of the performance goals set forth in the Plan and be subject to the terms and conditions set forth therein.

7.4	Performance Cycle

Unless otherwise stated in the Agreement, each Performance Cycle with respect to a Sales Incentive Award shall be three (3) months. Four (4) end-to-end Performance Cycles shall run in any given calendar year based on the quarterly cycle of the Company’s fiscal year.

7.5	Payout Period

Unless otherwise stated in an Agreement, payouts of Sales Incentive Awards shall occur at the end of every three (3)-month Performance Cycle as soon as administratively feasible when the applicable performance can be reliably measured. Notwithstanding the foregoing, in no event shall any Sales Incentive Award be paid to a Participant later than March 15 of the year following the year with respect to which such Sales Incentive Award was earned.

7.6	Performance Targets and Ranges

The Chief Operating Officer of the Company shall approve the sales performance objectives for Sales Incentive Awards against which quarterly performance shall be measured.

Sales performance targets shall balance customer growth and quality, and have a reasonable probability of achievement to meet shareholder expectations. Each financial metric shall have a threshold level of performance below which payouts of Sales Incentive Awards shall not occur and a maximum level of performance above which payouts shall not occur. Payouts of Sales Incentive Awards shall range from 75% to 200% of target based on performance versus sales objectives.

The sales metrics and relative weighting are shown in Exhibit #4.

7.7	Termination of Employment

Unless otherwise provided in an Agreement or as determined by the Committee, and except as is otherwise provided below, Sales Incentive Awards not yet earned shall be forfeited upon a Participant’s termination of Employment.

(1)	Termination by Death or Disability — In the event of a Participant’s termination of Employment during a Performance Cycle due to death or Disability, Sales Incentive Awards shall be paid out at the time of such termination of Employment at target level of performance on a pro-rata basis to the fraction of time served in the Performance Cycle versus the entire Performance Cycle; provided, however, no such Sales Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s termination of Employment due to death or Disability occurs. If such termination of Employment occurs after the completion of the Performance Cycle, the payout shall be based on performance over the entire Performance Cycle and payment shall be made at the time other Participants receive payments with respect to Sales Incentive Awards.

(2)	Termination by Retirement — Unless otherwise provided in an Agreement or as determined by the Committee, in the event of a Participant’s termination of Employment due to Retirement during or after a Performance Cycle (but prior to payment of the Sales Incentive Award), Sales Incentive Awards shall be paid out at the end of the Performance Cycle at the time other Participants receive payments with respect to Sales Incentive Awards, as if there had been no such termination of Employment, and the calculation of the amount payable with respect to a Sales Incentive Award shall be on a pro-rata basis to time served over the Performance Cycle.

(3)	Termination without Cause — Unless otherwise provided in an Agreement or as determined by the Committee, in the event of a Participant’s termination of Employment by the Company without Cause during a Performance Cycle, Sales Incentive Awards shall be paid out at the time of termination of Employment at a target level of performance on a pro-rata basis to the fraction of time served in the Performance Cycle versus the entire Performance Cycle; provided, however, no such Sales Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s termination of Employment without Cause or for Good Reason occurs. If such termination of Employment occurs after the completion of the Performance Cycle, the Sales Incentive Award payout shall be based on performance over the entire Performance Cycle and payment shall be made at the time other employees receive payments with respect to Sales Incentive Awards. If termination occurs due to performance reasons, no Sales Incentive Award(s) shall be paid out.

(4)

Termination due to Change in Control — Unless otherwise provided in an Agreement or as determined by the Committee, in the event of a Termination due to a Change in Control (and within twelve (12) months of such Change in Control) during a Performance Cycle, Sales Incentive Awards shall be paid out at the time of such termination of Employment at a target level of performance in respect of the entire Performance Cycle; provided, however, no such Sales Incentive Award shall be paid later than March 15 of the year following the year in which such Participant’s Termination due to a Change in Control occurs. If such termination of Employment occurs after the completion of the Performance Cycle, the payout shall be based on actual performance over the entire Performance Cycle and payment shall be made at the time other employees receive payments with respect to Sales Incentive Awards.

7.8	Additional Employment Provisions

A Sales Incentive Award shall be pro-rated if the Participant:

(1)	Is a new hire within any Performance Cycle;

(2)	Is on leave for any portion of the year;

(3)	Experienced a change in base salary or bonus within the plan year

Pro-ration is based on the “15th of the Month Rule” as follows:

•	New Hires: If hired on or before the 15th of the month, then receive credit for the full month.

•	Leaves: If leave of absence begins on or before the 15th of the month, then no credit for the month; if return on or before 15th of month receive credit for full month.

•	Base Pay or Target Changes: If change occurs on or before the 15th of the month, then change is credited for the full month.

Exhibit #1

The participant’s organizational level shall determine the relative weighting between Company, Department and Individual goals as follows:

Exhibit #2

The relative weighting for the annual incentive plan metrics is shown below. The Company shall set target levels for each metric on a semi-annual basis.

•	Adjusted EBITDA – 50%

•	Service Revenue – 25%

•	Net Adds – 25%

Exhibit #3

The following matrix shall be applied to performance against targets for Adjusted EBITDA and Service Revenue to determine the applicable individual payout percentage applicable under the plan. Targets are set on an annual basis.

Exhibit #4

The relative weighting for the sales incentive plan metrics is shown below. The Company shall set target levels for each metric on a quarterly basis.

•	Gross Adds – 75%

•	Cost Per Gross Add – 25%